Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of Fresenius Medical Care AG & Co. KGaA (the Company) for the year ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the Report), the undersigned, Helen Giza, Chief Executive Officer, Chief Financial Officer and Chair of the Management Board of Fresenius Medical Care Management AG, the general partner of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
By:	/s/ Helen Giza
Helen Giza
Chief Executive Officer, Chair of the Management Board of Fresenius Medical Care Management AG, General Partner of Fresenius Medical Care AG & Co. KGaA, and Acting Chief Financial Officer

February 22, 2023